EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2021 RESULTS
~ Revenues Up 26%; Company Raises Full Year Revenue and Earnings Guidance ~

ST. LOUIS (July 29, 2021) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended June 30, 2021.

Financial Highlights

For the quarter ended June 30, 2021:

•Revenues increased 26% to $184.1 million from $146.3 million in the second quarter of 2020;
•Net income increased 151% to $16.6 million from $6.6 million in the second quarter of 2020, reflecting, among other things, higher gross margin, lower selling, general and administrative expenses as a percentage of revenue, lower acquisition costs, and lower adjustments to fair value of contingent consideration;
•GAAP earnings per share results on a fully diluted basis increased 145% to $0.49 from $0.20 in the second quarter of 2020, primarily as a result of the increase in net income discussed above;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 47% to $0.84 from $0.57 in the second quarter of 2020; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 48% to $39.0 million from $26.4 million in the second quarter of 2020.

“Perficient's strong second quarter performance again underscores that the world's largest enterprises and biggest brands are gravitating toward our differentiated approach and embracing our flexible and compelling delivery model which blends global efficiency with high-touch, strategic leadership and project management,” said Jeffrey Davis, chairman and CEO. “We're taking share, adding new customers, expanding existing relationships and building our company faster than ever before.”

Other Highlights

Among other recent achievements, Perficient:

•Grew offshore revenue organically 75% during the quarter – with total offshore revenue growth up 124%;
•Was named the 2021 Americas recipient of Sitecore’s Partner Award for Excellence in Solution Delivery, as well as an Optimizely Premier Platinum partner - one of just three partners in North America with this distinction, and a global finalist for the Microsoft Healthcare Partner of the Year award;
•Announced the graduation of 22 women from the inaugural Perficient Bright Paths Program, a majority of whom are working at Perficient in the software development and engineering field;
•Was included in “The Gartner Digital Commerce Vendor Guide, 2021” as a digital commerce service provider offering multiple digital commerce implementation services, and in the “Gartner Report: Vendor Rating for Salesforce” as a key partner for manufacturing cloud; and
•Received 2021 best workplace distinctions in St. Louis, Chicago, Atlanta, Southern California, and Minnesota.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its third quarter 2021 revenue to be in the range of $186 million to $191 million. Third quarter GAAP earnings per share is expected to be in the range of $0.49 to $0.52. Third quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.83 to $0.86.

Perficient is raising its full year 2021 revenue guidance range from $685 million to $710 million to $723 million to $738 million, raising its 2021 GAAP earnings per share guidance range from $1.72 to $1.87 to $1.93 to $2.05 and raising its 2021 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance range from $3.00 to $3.15 to $3.20 to $3.30.

Conference Call Details

Perficient will host a conference call regarding second quarter financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Second Quarter 2021 Results
WHEN: July 29, 2021, at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 3890138
REPLAY TIMES: July 29, 2021, at 2 p.m. Eastern, through Thursday, Aug. 5, 2021, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 3890138

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2021. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)the impact of the COVID-19 pandemic on our business;
(4)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(5)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. obtaining favorable pricing to reflect services provided;
f. risk of loss of one or more significant software vendors;
g. maintaining a balance of our supply of skills and resources with client demand;
h. changes to immigration policies;
i. protecting our clients’ and our data and information;
j. changes to tax levels, audits, investigations, tax laws or their interpretation;
k. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
l. maintaining effective internal controls;
(6)risks associated with managing growth organically and through acquisitions;
(7)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Services excluding reimbursable expenses	$181,213	$144,306	$347,689	$285,314
Reimbursable expenses	2,562	1,530	4,816	5,924
Total services	183,775	145,836	352,505	291,238
Software and hardware	361	503	972	663
Total revenues	184,136	146,339	353,477	291,901

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	110,942	89,164	214,903	180,663
Stock compensation	2,238	1,991	4,339	3,709
Total cost of revenues	113,180	91,155	219,242	184,372

Selling, general and administrative	34,146	30,811	64,935	61,104
Stock compensation	3,278	3,065	6,468	5,993
Total selling, general and administrative	37,424	33,876	71,403	67,097

Depreciation	1,615	1,317	3,075	2,605
Amortization	6,333	4,398	13,385	8,320
Acquisition costs	—	1,787	68	3,600
Adjustment to fair value of contingent consideration	(510)	2,067	4	1,732
Income from operations	26,094	11,739	46,300	24,175

Net interest expense	3,367	2,061	6,663	3,987
Net other expense	9	(15)	131	(8)
Income before income taxes	22,718	9,693	39,506	20,196
Provision for income taxes	6,145	3,084	9,340	4,613

Net income	$16,573	$6,609	$30,166	$15,583

Basic net income per share	$0.52	$0.21	$0.95	$0.49
Diluted net income per share	$0.49	$0.20	$0.90	$0.48
Shares used in computing basic net income per share	31,922	31,888	31,893	31,763
Shares used in computing diluted net income per share	33,867	32,377	33,500	32,444

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)

	June 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$86,686	$83,204
Accounts receivable, net	149,718	133,085
Prepaid expenses	6,354	5,575
Other current assets	5,795	4,646
Total current assets	248,553	226,510
Property and equipment, net	12,124	11,902
Operating lease right-of-use assets	35,056	38,539
Goodwill	420,508	427,928
Intangible assets, net	48,937	63,571
Other non-current assets	21,017	17,311
Total assets	$786,195	$785,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,167	$25,613
Other current liabilities	87,683	103,267
Total current liabilities	113,850	128,880
Long-term debt, net	188,667	183,624
Operating lease liabilities	25,871	29,098
Other non-current liabilities	45,814	50,081
Total liabilities	374,202	391,683
Stockholders' equity:
Preferred stock	—	—
Common stock	51	50
Additional paid-in capital	470,218	459,866
Accumulated other comprehensive (loss) income	(1,813)	3,746
Treasury stock	(306,270)	(289,225)
Retained earnings	249,807	219,641
Total stockholders' equity	411,993	394,078
Total liabilities and stockholders' equity	$786,195	$785,761

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025, and on September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “2025 Notes” and the “2023 Notes,” respectively, and together, the “Notes”) in private placements to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discounts are being amortized to interest expense over the period from the issuance dates through the respective contractual maturity dates. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expands into countries outside of the United States, and in particular as a result of our 2020 acquisition of Productora de Software S.A.S., based in Colombia, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude the shares that are issuable upon conversions of the Notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Net Income	$16,573	$6,609	$30,166	$15,583
Adjustments:
Provision for income taxes	6,145	3,084	9,340	4,613
Amortization	6,333	4,398	13,385	8,320
Acquisition costs	—	1,787	68	3,600
Adjustment to fair value of contingent consideration	(510)	2,067	4	1,732
Amortization of debt discount and issuance costs	2,562	1,215	5,090	2,416
Foreign exchange loss (gain)	8	(12)	136	2
Stock compensation	5,516	5,056	10,807	9,702
Adjusted Net Income Before Tax	36,627	24,204	68,996	45,968
Adjusted income tax (1)	9,230	5,906	17,318	11,216
Adjusted Net Income	$27,397	$18,298	$51,678	$34,752

GAAP Earnings Per Share (diluted)	$0.49	$0.20	$0.90	$0.48
Adjusted Earnings Per Share (diluted)	$0.84	$0.57	$1.58	$1.07

Shares used in computing GAAP Earnings Per Share (diluted)	33,867	32,377	33,500	32,444
Dilution offset from convertible note hedge transactions	(1,251)	—	(894)	(77)
Shares used in computing Adjusted Earnings Per Share (diluted)	32,616	32,377	32,606	32,367

(1) The estimated adjusted effective tax rate of 25.2% and 24.4% for the three months ended June 30, 2021 and 2020, respectively, and 25.1% and 24.4% for the six months ended June 30, 2021 and 2020, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Net Income	$16,573	$6,609	$30,166	$15,583
Adjustments:
Provision for income taxes	6,145	3,084	9,340	4,613
Net interest expense	3,367	2,061	6,663	3,987
Net other expense (income)	9	(15)	131	(8)
Depreciation	1,615	1,317	3,075	2,605
Amortization	6,333	4,398	13,385	8,320
Acquisition costs	—	1,787	68	3,600
Adjustment to fair value of contingent consideration	(510)	2,067	4	1,732
Stock compensation	5,516	5,056	10,807	9,702
Adjusted EBITDA (1)	$39,048	$26,364	$73,639	$50,134

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q3 2021		Full Year 2021
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.49	$0.52	$1.93	$2.05
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.42	0.42	1.77	1.76
Tax effect of reconciling items	(0.08)	(0.08)	(0.50)	(0.51)
Adjusted EPS	$0.83	$0.86	$3.20	$3.30

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, foreign exchange gains and losses, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q3 2021 and full year 2021 GAAP effective income tax rate to be approximately 28% and 22%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2021 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

	Q3 2021		Full Year 2021
(in millions)	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP Fully Diluted Shares	35.0	34.3	34.3	34.0
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	(2.0)	(1.7)	(1.6)	(1.4)
Adjusted Fully Diluted Shares	33.0	32.6	32.7	32.6

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018.